As filed with the Securities and Exchange Commission on May 23, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

U.S. Auto Parts Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip code)

U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan

U.S. Auto Parts Network, Inc. 2006 Equity Incentive Plan

(Full title of the plan)

Michael J. McClane

Chief Financial Officer, Executive Vice President of

Finance, Treasurer and Secretary

U.S. Auto Parts Network, Inc.

17150 South Margay Avenue

Carson, CA 90746

(Name and Address of agent for service)

(310) 735-0085

(Telephone number, including area code, of agent for service)

With a copy to:

Ellen S. Bancroft, Esq.

J.R. Kang, Esq.

Jason R. Wisniewski, Esq.

Dorsey & Whitney LLP

38 Technology Drive

Irvine, CA 92618

(949) 932-3600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value, issuable pursuant to the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan	2,400,000 shares		$6.79	$16,296,000	$500.29
Common stock, $0.001 par value, issuable pursuant to the U.S. Auto Parts Network, Inc. 2006 Equity Incentive Plan	2,791,020 shares	(3)	$6.79	$18,951,026	$581.80
Total	5,191,020 shares		$6.79	$35,247,026	$1,082.09

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on May 16, 2007, as reported by the NASDAQ Stock Market.
(3)	Represents shares subject to outstanding options granted under the U.S. Auto Parts Network, Inc. 2006 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

U.S. Auto Parts Network, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on April 2, 2007;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Commission on May 15, 2007;

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 20, 2007 and April 27, 2007 (not including information furnished pursuant to Item 2.02 or Item 9.01); and

(d)	the description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33264) filed on January 23, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 9.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our bylaws (Exhibit 4.2 to this registration statement) provide that we will indemnify our directors and officers to the fullest extent permitted by law and require us to advance litigation expenses upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation (Exhibit 4.1 to this registration statement) provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

In addition, our certificate of incorporation provides that we shall indemnify our directors and officers if such persons acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to our best interests, and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The certificate of incorporation further provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. We intend to obtain directors’ and officers’ liability insurance in connection with this offering.

In addition to the indemnification provided for in the certificate of incorporation and bylaws, we have entered into agreements to indemnify our directors and certain of our officers. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of U.S. Auto Parts Network, Inc., or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit No.	Description	Where Located
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Stonefield Josephson, Inc.	Filed herewith

23.3	Consent of J.H. Cohn LLP	Filed herewith

23.4	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements threunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

99.2	U.S. Auto Parts Network, Inc. 2006 Equity Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on May 22, 2007.

U.S. AUTO PARTS NETWORK, INC.

By:	/S/ MEHRAN NIA
Mehran Nia
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Mehran Nia and Michael J. McClane, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ MEHRAN NIA	Chief Executive Officer, President and Director (principal executive officer)	May 22, 2007
Mehran Nia

/S/ MICHAEL J. MCCLANE	Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary	May 22, 2007
Michael J. McClane	(principal financial and accounting officer)

/S/ ROBERT J. MAJTELES	Chairman of the Board	May 22, 2007
Robert J. Majteles

/S/ FREDERIC W. HARMAN	Director	May 22, 2007
Frederic W. Harman

Signature	Title	Date

/S/ SOL KHAZANI	Director	May 22, 2007
Sol Khazani

/S/ RICHARD E. PINE	Vice President of Strategic Planning and Director	May 22, 2007
Richard E. Pine

/S/ ELLEN F. SIMINOFF	Director	May 22, 2007
Ellen F. Siminoff

EXHIBIT INDEX

Exhibit No.	Description	Where Located
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Stonefield Josephson, Inc.	Filed herewith

23.3	Consent of J.H. Cohn LLP	Filed herewith

23.4	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements threunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

99.2	U.S. Auto Parts Network, Inc. 2006 Equity Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibits 10.1, 10.2, 10.3 and 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)